As filed with the Securities and Exchange Commission on October 3, 2005 Registration Statement No. 333-73142

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

Post-Effective Amendment No. 1 to FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Conexant Systems, Inc. (Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization) 4000 MacArthur Boulevard, Newport Beach, California (Address of Principal Executive Offices)	25-1799439 (I.R.S. Employer Identification No.) 92660-3095 (Zip Code)

Conexant Systems, Inc. Hourly Employees’ Savings Plan (Full title of the plan)

DENNIS E. O’REILLY, ESQ.
Senior Vice President, Chief Legal Officer and Secretary
Conexant Systems, Inc.
4000 MacArthur Boulevard, West Tower
Newport Beach, California 92660-3095
(Name and address of agent for service)

(949) 483-4600 (Telephone number, including area code, of agent for service)

Copy to: PETER R. KOLYER, ESQ. Chadbourne & Parke LLP 30 Rockefeller Plaza New York, New York 10112 (212) 408-5100

WITHDRAWAL OF SECURITIES FROM REGISTRATION

                 On April 1, 2004, the Conexant Systems, Inc. Hourly Employees’ Savings Plan was merged into the Conexant Systems, Inc. Retirement Savings Plan. Conexant Systems, Inc. (“Registrant”) by this Post-Effective Amendment No. 1 to each of Registration Statements Nos. 333-42772 and 333-73142 (the “Registration Statements”) withdraws from registration under the Securities Act of 1933, as amended, any remaining unsold interests in the Conexant Systems, Inc. Hourly Employees’ Savings Plan.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.   Index to Exhibits.

24	Powers of Attorney authorizing certain persons to sign this Post-Effective Amendment No. 1 to each of the Registration Statements on behalf of certain directors and officers of Registrant.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to each of the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on the 3rd day of October, 2005.

CONEXANT SYSTEMS, INC.
By	/s/ DENNIS E. O’REILLY (Dennis E. O’Reilly, Senior Vice President, Chief Legal Officer and Secretary)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to each of the Registration Statements has been signed on the 3rd day of October, 2005 by the following persons in the capacities indicated:

Signature	Title
DWIGHT W. DECKER*	Chairman of the Board and Chief Executive Officer (principal executive officer)
DONALD R. BEALL*	Director
STEVEN J. BILODEAU*	Director
DIPANJAN DEB*	Director
F. CRAIG FARRILL*	Director
BALAKRISHNAN S. IYER*	Director
JOHN W. MARREN*	Director
D. SCOTT MERCER*	Director
JERRE L. STEAD*	Director
GIUSEPPE ZOCCO*	Director
J. SCOTT BLOUIN*	Senior Vice President and Chief Financial Officer (principal financial and accounting officer)
* By	/s/ DENNIS E. O’REILLY (Dennis E. O’Reilly, Attorney-in-fact)**

** By authority of the powers of attorney filed as Exhibit 24 hereto.

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Pursuant to the requirements of the Securities Act of 1933, the Conexant Systems, Inc. Retirement Savings Plan, as successor to the Conexant Systems, Inc. Hourly Employees’ Savings Plan, has duly caused this Post-Effective Amendment No. 1 to each of the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on the 3rd day of October, 2005.

CONEXANT SYSTEMS, INC. RETIREMENT SAVINGS PLAN, AS SUCCESSOR TO THE CONEXANT SYSTEMS, INC. HOURLY EMPLOYEES' SAVINGS PLAN
By	/s/ DENNIS E. O’REILLY (Dennis E. O’Reilly, Member of the Employee Benefit Plan Committee)

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EXHIBIT INDEX

Exhibit Number

24	Powers of Attorney authorizing certain persons to sign this Post-Effective Amendment No. 1 to each of the Registration Statements on behalf of certain directors and officers of Registrant.

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